Exhibit 21.1

Subsidiaries of Equinix, Inc.

Name	Jurisdiction
Equinix LLC	Delaware, U.S.
Equinix (US) Enterprises, Inc.	Delaware, U.S.
Equinix Professional Services, Inc.	Delaware, U.S.
Equinix South America Holdings, LLC	Delaware, U.S.
Equinix RP II LLC	Delaware, U.S.
CHI 3, LLC	Delaware, U.S.
Equinix (EMEA) Management, Inc.	Delaware, U.S.
SV1, LLC	Delaware, U.S.
LA4, LLC	Delaware, U.S.
NY2 Hartz Way LLC	Delaware, U.S.
Equinix Pacific LLC	Delaware, U.S.
CHI 3 Procurement, LLC	Illinois, U.S.
Equinix Asia Pacific Pte Ltd	Singapore
Equinix Singapore Holdings Pte Ltd	Singapore
Equinix Singapore Pte Ltd	Singapore
Equinix (Singapore) Enterprises Pte. Ltd.	Singapore
Equinix Asia Pacific Holdings Pte. Ltd.	Singapore
Equinix (Japan) Enterprises K.K.	Japan
EJAE2 G.K.	Japan
QAON G.K	Japan
Equinix Japan KK (in Kanji)	Japan
Bit-Isle Equinix, Inc.	Japan
Bit-Surf Inc.	Japan
siteRock K.K.	Japan
Equinix Australia Pty Limited	Australia
Equinix (Australia) Enterprises Pty Limited	Australia
Equinix Hong Kong Limited	Hong Kong
Equinix (Hong Kong) Enterprises Limited	Hong Kong
Equinix Information Technologies Hong Kong Limited	Hong Kong
Equinix Information Technology (Shanghai) Co Ltd.	People’s Republic of China
Equinix YP Information Technology (Shanghai) Co Ltd.	People’s Republic of China
Equinix (China) Investment Co., Ltd.	China
Equinix Group Limited	United Kingdom
Equinix (UK) Limited	United Kingdom
Equinix (Services) Limited	United Kingdom
Equinix Corporation Limited	United Kingdom
Equinix Investments Limited	United Kingdom
Equinix (London) Limited	United Kingdom

Equinix (UK) Enterprises Ltd	United Kingdom
Equinix (Real Estate) GmbH	Germany
Equinix (Germany) GmbH	Germany
Upminster GmbH	Germany
Equinix (Germany) Enterprises GmbH	Germany
Equinix (France) SAS	France
Equinix (France) Enterprises SAS	France
Interconnect Exchange Europe SL	Spain
Equinix (Switzerland) GmbH	Switzerland
Equinix (Switzerland) Enterprises GmbH	Switzerland
Equinix (Netherlands) Holdings BV	The Netherlands
EQIX (Global Holdings) C.V.	The Netherlands
Equinix (EMEA) B.V.	The Netherlands
Equinix (EMEA) Acquisition Enterprises B.V.	The Netherlands
Equinix (UK) Acquisition Enterprises Limited	United Kingdom
Equinix (Netherlands) B.V.	The Netherlands
Virtu Secure Web Services B.V.	The Netherlands
Equinix (Real Estate) B.V.	The Netherlands
Equinix (Spain), S.L.	Spain
Equinix (Netherlands) Enterprises B.V.	The Netherlands
Equinix (Luxembourg) Holdings S.à r.l.	Luxembourg
Equinix (Luxembourg) Investments S.à r.l.	Luxembourg
Equinix (EMEA) Holdings B.V.	The Netherlands
Equinix Middle East FZ-LLC	United Arab Emirates
Equinix Italia S.r.L	Italy
ancotel UK Ltd	United Kingdom
ancotel Hong Kong Limited	Hong Kong
Equinix do Brasil Soluções de Tecnologia em Informática S.A.	Brazil
Equinix do Brasil Telecomunicações Ltda.	Brazil
Equinix Do Brasil Participacoes Ltda.	Brazil
Moran Road Partners, LLC	Delaware, U.S.
Switch & Data LLC	Delaware, U.S.
Switch & Data Facilities Company LLC	Delaware, U.S.
Switch and Data Operating Company LLC	Delaware, U.S.
Equinix Canada Ltd.	Canada
Equinix (Canada) Enterprises Ltd.	Canada
Switch and Data CA Nine LLC	Delaware, U.S.
Switch & Data MA One LLC	Delaware, U.S.
Switch And Data NJ Two LLC	Delaware, U.S.
Switch & Data/NY Facilities Company, LLC	Delaware, U.S.
Switch and Data VA Four LLC	Delaware, U.S.
Switch & Data WA One LLC	Delaware, U.S.

EPS Enterprises, Inc.	Delaware, U.S.
Telecity Group Limited	United Kingdom
TelecityGroup Investments Ltd.	United Kingdom
TelecityGroup International Ltd.	United Kingdom
Newincco 992 Ltd.	United Kingdom
Internet Facilitators Holdings Ltd.	United Kingdom
TelecityGroup Europe (1) Cooperatief W.A.	The Netherlands
Equinix Turkey Enterprises Internet Hixmetleri Anonim Sirketi	Turkey
Equinix (Poland) Sp. Z.o.o.	Poland
TelecityGroup UK Ltd.	United Kingdom
Equinix (Bulgaria) Data Centers EAD	Bulgaria
TelecityGroup Holdings Ltd.	United Kingdom
Internet Facilitators Ltd.	United Kingdom
TelecityGroup Europe (2) B.V.	The Netherlands
Equinix Turkey Internet Hizmetleri Anonim Sirketi	Turkey
Equinix (Finland) OY	Finland
V-Media Oy	Finland
TelecityGroup Italia SpA.	Italy
TelecityGroup France SA	France
Equinix (Sweden) AB	Sweden
TelecityGroup Spain S.A.	Spain
Equinix (Ireland) Holdings LTD	Ireland
Telecity UK Ltd.	United Kingdom
Open Hub Med Societa Consortile a responsabilita limitata	Italy
Equinix (Ireland) LTD	Ireland
TelecityGroup Germany GmbH	Germany
Equinix (Ireland) Enterprises LTD	Ireland
Equinix (Real Estate) Holdings SC	France
Equinix (Real Estate) SCI	France
Equinix Sweden Enterprises AB	Sweden